TABLE OF CONTENTS
                                                                           Page


ARTICLE I THE MERGER 2

         1.1      The Merger.................................................2
         1.2      Effective Time.............................................2
         1.3      Effect of the Merger.......................................2
         1.4      Consideration to Be Paid; Effect on Capital Stock..........2
         1.5      Dissenting Shares..........................................4
         1.6      Surrender of Certificates..................................4
         1.7      No Further Ownership Rights in Prosys Common Stock.........5
         1.8      Lost, Stolen or Destroyed Certificates.....................5
         1.9      Earnout Payments...........................................6
         1.10     Securities Act Compliance..................................7
         1.11     Tax and Accounting Consequences............................8
         1.12     Taking of Necessary Action; Further Action.................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE TARGET PARTIES..............8

         2.1      Organization of Prosys.....................................8
         2.2      Prosys Capital Structure...................................8
         2.3      Subsidiaries...............................................9
         2.4      Authority..................................................9
         2.5      Prosys Financial Statements...............................10
         2.6      No Undisclosed Liabilities................................10
         2.7      No Changes................................................11
         2.8      Tax and Other Returns and Reports.........................12
         2.9      Restrictions on Business Activities.......................14
         2.10     Title to Properties; Absence of Liens and Encumbrances....14
         2.11     Intellectual Property.....................................14
         2.12     Agreements, Contracts and Commitments.....................16
         2.13     Interested Party Transactions.............................17
         2.14     Compliance with Laws......................................18
         2.15     Litigation................................................18
         2.16     Insurance.................................................18
         2.17     Minute Books..............................................18
         2.18     Environmental Matters.....................................18
         2.19     Brokers'and Finders'Fees; Third Party Expenses............18
         2.20     Employee Matters and Benefit Plans........................19
         2.21     Covenants.................................................22
         2.22     Representations Complete..................................22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER.........................22

         3.1      Organization, Standing and Power..........................22
         3.2      Authority.................................................22
         3.3      Capital Structure.........................................23
         3.4      SEC Documents; Actel Financial Statements.................23
         3.5      No Material Adverse Change................................24
         3.6      Litigation................................................24

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................24

         4.1      Conduct of Business of Prosys.............................24
         4.2      No Solicitation...........................................26
         4.3      Strategic Agreements......................................27
         4.4      Employee Hiring...........................................27

ARTICLE V ADDITIONAL AGREEMENTS.............................................27

         5.1      Prosys Shareholder Approval...............................27
         5.2      Access to Information.....................................27
         5.3      Expenses..................................................28
         5.4      Public Disclosure.........................................28
         5.5      Consents..................................................28
         5.6      FIRPTA Compliance.........................................28
         5.7      Reasonable Efforts........................................28
         5.8      Notification of Certain Matters...........................29
         5.9      Tax Treatment.............................................29
         5.10     Additional Documents and Further Assurances...............29
         5.11     Form S-8..................................................29
         5.12     Nasdaq Listing............................................29
         5.13     Blue Sky Laws.............................................29
         5.14     Indemnification...........................................29
         5.15     Prosys Options............................................29

ARTICLE VI CONDITIONS TO THE MERGER.........................................30

         6.1      Conditions to Obligations of Each Party to Effect
                     the Merger.............................................30
         6.2      Additional Conditions to Obligations of Prosys............30
         6.3      Additional Conditions to the Obligations of Actel.........31

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.....32

         7.1      Survival..................................................32
         7.2      Indemnification Provisions for Benefit of Actel...........32
         7.3      Procedure for Indemnification Claims; Matters Involving
                     Third Parties..........................................33
         7.4      Exclusivity of Contractual Remedy.........................34
         7.5      Securityholder Representative.............................34

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................34

         8.1      Termination...............................................34
         8.2      Effect of Termination.....................................35
         8.3      Amendment.................................................36
         8.4      Extension; Waiver.........................................36

ARTICLE IX GENERAL PROVISIONS...............................................36

         9.1      Notices...................................................36
         9.2      Interpretation............................................38
         9.3      Counterparts..............................................38
         9.4      Entire Agreement; Assignment..............................38
         9.5      Severability..............................................38
         9.6      Other Remedies............................................38
         9.7      Governing Law.............................................39
         9.8      Rules of Construction.....................................39
         9.9      Specific Performance......................................39

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of June 2, 2000 between Actel Corporation, a California corporation ("Actel"), Prosys Technology, Inc., a California corporation ("Prosys"), and Jung-Cheun "Frank" Lien, Sheng "Jason" Feng, Chung Sun, Eddy Huang and Nan Horng Yeh (the foregoing individuals collectively the "Officers") (Prosys and the Officers collectively the "Target Parties") (all of the foregoing collectively the "Parties").

                                    RECITALS

         A. The Boards of Directors of Prosys and Actel believe it is in the best interests of each company and their respective shareholders that Actel acquire Prosys through the statutory merger of Prosys with and into Actel (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Occasioned by and immediately prior to the Merger, pursuant to the terms and provisions of Article V, Section E(1) of Prosys' Articles of Incorporation, all shares of outstanding Series A Preferred Stock of Prosys ("Prosys Series A Preferred Stock") shall automatically convert into shares of Common Stock of Prosys ("Prosys Common Stock") (Prosys Series A Preferred Stock and Prosys Common Stock collectively "Prosys Capital Stock"), such that immediately prior to the Effective Time (as defined below) the only outstanding securities of Prosys shall be shares of Prosys Common Stock and options to acquire Prosys Common Stock outstanding under Prosys' 1998 Stock Option Plan (the "Option Plan"), or otherwise (all such options, irrespective of whether and the extent to which vested or exercisable, collectively the "Prosys Options"). Those persons holding shares of Prosys Common Stock immediately following the aforementioned automatic conversion of Prosys Series A Preferred Stock and immediately prior to the Effective Time are referred to as the "Prosys Shareholders", and those persons holding Prosys Options immediately prior to the Effective Time are referred to as the "Prosys Optionholders" (the Prosys Shareholders and the Prosys Optionholders collectively the "Prosys Securityholders").

         C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Prosys Common Stock shall be converted into the right to receive shares of Common Stock of Actel ("Actel Common Stock") and/or cash, as set forth herein, and all outstanding options to acquire shares of Prosys Common Stock shall be assumed by Actel in the manner set forth herein.

         D. The issuance of a portion of the shares of Actel Common Stock will be subject to and conditional upon the achievement of certain performance milestones subsequent to the Merger, all as set forth in Section 1.9 hereof.

         E. Prosys and Actel desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Prosys shall be merged with and into Actel, the separate corporate existence of Prosys shall cease and Actel shall continue as the surviving corporation.

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Actel and Prosys. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger to be consummated by (i) filing a Certificate of Merger with the Secretary of State of the State of California (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur on or prior to June 2, 2000.

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Prosys shall vest in Actel, and all debts, liabilities and duties of Prosys shall become the debts, liabilities and duties of Actel.

     1.4 Consideration to Be Paid; Effect on Capital Stock. At the Effective Time, Actel shall transfer $6,900,000 and 220,518 shares of Actel Common Stock to the Prosys Shareholders in exchange for all of the Prosys Common. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Actel, Prosys or any Prosys Shareholder, the following shall occur:

          (a) Conversion of Prosys Common Stock. Each share of Prosys Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined and to the extent provided in Section 1.5(a)) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Prosys Common Stock in the manner provided in Section 1.6:
     (i) 0.0735 shares of Actel Common Stock (the "Common Stock Exchange Ratio"); (ii) $2.30; and (iii) the right to receive Earnout Payments as provided in Section 1.9 and as limited by Article VII hereof. Any shares of Actel Common Stock issued in exchange for shares of Prosys Common Stock which are subject to a repurchase right in favor of Prosys shall be subject to an identical repurchase right in favor of Actel.

          (b) Stock Options. At the Effective Time, all Prosys Options shall be assumed by Actel in accordance with provisions described below.

               (i) At the Effective Time, each Prosys Option, whether vested or unvested, shall be, in connection with the Merger, assumed by Actel. Each Prosys Option so assumed by Actel under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Prosys Option immediately prior to the Effective Time, except that: (A) such Prosys Option shall be exercisable for that number of whole shares of Actel Common Stock equal to the product of the number of shares of Prosys Common Stock that were issuable upon exercise of such Prosys Option immediately prior to the Effective Time multiplied by 0.147 (the "Option Exchange Ratio"), rounded down to the nearest whole number of shares of Actel Common Stock; (B) the per share exercise price for the shares of Actel Common Stock issuable upon exercise of such assumed Prosys Option shall be equal to the quotient determined by dividing the exercise price per share of Prosys Common Stock at which such Prosys Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent; and (C) each Prosys Option shall be modified and amended such that (x) such Prosys Option shall vest on a quarterly basis, and (y) the vesting commencement date of such Prosys Option shall be the date three months prior to the vesting commencement date previously set forth in such Prosys Option prior to the Merger.

               (ii) It is the intention of the parties that Prosys Options assumed by Actel qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Prosys Options qualified as incentive stock options immediately prior to the Effective Time.

               (iii) Promptly following the Effective Time, Actel will issue to each holder of an outstanding Prosys Option a document evidencing the foregoing assumption of such Prosys Option by Actel.

          (c) Adjustments to Exchange Ratio. The Common Stock Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Actel Common Stock or Prosys Common Stock), reorganization, recapitalization or other like change with respect to Actel Common Stock or Prosys Common Stock occurring after the date hereof and prior to the Effective Time.

          (d) Fractional Shares. No fraction of a share of Actel Common Stock will be issued, but in lieu thereof, each holder of shares of Prosys Common Stock who would otherwise be entitled to a fraction of a share of Actel Common Stock (after aggregating all fractional shares of Actel Common Stock to be received by such holder) shall be entitled to receive from Actel an amount of cash (rounded to the nearest whole cent) equal to the product of
     (i) such fraction, multiplied by (ii) $31.29 (the "Value Per Actel Share").

     1.5 Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Prosys Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shareholders"), shall not be converted into or represent a right to receive Actel Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Prosys Common Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Actel Common Stock and fractional shares as provided in Section 1.4, without interest thereon, upon surrender of the certificate representing such shares.

          (c) Prosys shall give Actel (i) prompt notice of any written demands for appraisal of any shares of Prosys Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Prosys and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. Prosys shall not, except with the prior written consent of Actel, voluntarily make any payment with respect to any demands for appraisal of capital stock of Prosys or offer to settle or settle any such demands.

     1.6 Surrender of Certificates.

          (a) Exchange Procedures. Promptly after the Effective Time, Actel shall cause to be mailed to each holder of record of a stock certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Prosys Common Stock whose shares were converted into the right to receive shares of Actel Common Stock pursuant to Section 1.4(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Actel and shall be in such form and have such other provisions as Actel may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Actel Common Stock. Upon surrender of a Certificate for cancellation to Actel or to such other agent or agents as may be appointed by Actel, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Actel Common Stock, plus cash in lieu of fractional shares in accordance with Section 1.4, to which such holder is entitled pursuant to Section 1.4(a)(i), and the dollar amount specified in Section 1.4(a)(ii), and the Certificate so surrendered shall forthwith be canceled.

          (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Actel Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Actel Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Actel Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Actel Common Stock.

          (c) Transfers of  Ownership.  If any  certificate  for shares of Actel
     Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof (i) that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, (ii) that the person requesting such exchange will have paid to Actel or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Actel Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Actel or any agent designated by it that such tax has been paid or is not payable, (iii) that either such transfer be registered under the Securities Act or the proposed transferor provides Actel with an opinion of counsel satisfactory to Actel to the effect that such transfer is exempt from the registration requirements of the Securities Act, and (iv) the proposed transferee agrees in writing to be bound by the provisions of the transferor's Investment Representation Statement.

          (d) No  Liability.  Notwithstanding  anything to the  contrary in this
     Section 1.6, none of Actel or any party hereto shall be liable to a holder of shares of Prosys Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.7 No Further Ownership Rights in Prosys Common Stock. All shares of Actel Common Stock issued upon the surrender for exchange of shares of Prosys Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Prosys Common Stock, and there shall be no further registration of transfers on the records of Actel of shares of Prosys Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Actel for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.8 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Prosys Common Stock shall have been lost, stolen or destroyed, Actel shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Actel Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.4; provided, however, that Actel may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Actel with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.9 Earnout Payments.

          (a) Schedule of Milestones. Promptly following the acheivement of any of the following milestones within 90 days of the applicable milestone date, Actel shall pay to the Prosys Securityholders 39,949 shares of Actel Common Stock (each an "Earnout Payment"):

               (i) First Milestone. On or before November 30, 2000: The 0.18um IP core product will be available with beta status, including a tapeout of the 4x4 silicon, plus software and methodology support that has been validated using a suite of test designs.

               (ii) Second Milestone. On or before February 28, 2001: The 0.18um IP core product development is complete, including layout databases for the 4x2, 2x2 and 2x1 cores, plus working 4x4 silicon and an associated development board.

               (iii) Third Milestone. On or before July 31, 2001: The 0.15um IP core product will be available with beta status, including a tapeout of the 8x8 silicon, plus software and methodology support that has been validated using a suite of test designs.

               (iv) Fourth Milestone. On or before November 30, 2001: The 0.15um IP core product development is complete, including layout databases for the 8x4, 4x4, and 4x2 cores, plus working 8x8 silicon and an associated development board.

                    Actel's  obligation to make the Earnout  Payments  specified above is subject to the indemnification and offset provisions set forth in Article VII hereof. Assuming achievement of all the milestones set forth in this section above, and except to the extent reduced by operation of such Article VII, the total value of all Earnout Payments shall equal 159,795 shares of Actel Common Stock.

          (b) Nature of Earnout Payments. All Earnout Payments shall be paid solely in the form of Actel Common Stock.

          (c) Allocation and Mechanics of Payment. The total amount of each Earnout Payment shall be allocated among the Prosys Securityholders based on (i) the sum of (A) the total number of shares of Prosys Common held by such Securityholder immediately prior to the Effective Time, plus (B) the total number of shares of Prosys Common issuable upon the exercise in full of all Prosys Options held by such Securityholder immediately prior to the Effective Time (assuming solely for purposes of such calculation that all such Options are vested and exercisable in full at such time, irrespective of whether or not such Options are in fact vested or exercisable at such time), divided by (ii) 5,000,000; provided, however, that if the employment of any Prosys Optionholder has been terminated by Actel for "cause," as defined in the Offer Letter between Actel and such Prosys Optionholder dated as of even date herewith, prior to a given Earnout Payment Date, then such Optionholder shall not, solely with respect to any Prosys Options held by such Securityholder immediately prior to the Effective Time (such Securityholder shall not be adversely affected by virtue of such termination with respect to such Securityholder's right to receive a portion of the Earnout Payment with respect to Prosys Common which such Securityholder may have held immediately prior to the Effective Time), be eligible or entitled to receive any portion of the Earnout Payment on such or any subsequent Earnout Payment Date and any portion of the Earnout Payment allocated to such Prosys Optionholder shall be re-allocated on a pro rata basis to the remaining Propsys Securityholders. No fractional shares of Actel Common Stock will be issued with Earnout Payments, and the value of such fractional shares will be paid in cash at the rate of $31.29 per whole share of Actel Common Stock.

          (d) Conduct of Actel's Business. Nothing in this Agreement shall affect Actel's ability to operate its business (including the business of Prosys acquired by Actel pursuant to this Agreement) in a manner that Actel deems advisable.

     1.10 Securities Act Compliance.

          (a) Securities Act Exemption. The issuance of the Actel Common Stock in the Merger, including shares of Actel Common Stock issued pursuant to the Earnout Payments, shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption contained in Section 4(2) of the Securities Act.

          (b) Stock Restrictions. The certificates representing the shares of Actel Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Actel's transfer agent), which legend shall be removed in connection with the registration of such shares under the terms of the Investment Representation Statement (as defined below), stating substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) IN COMPLIANCE WITH RULE 144 OR (iii) PURSUANT TO AN OPINION OF COUNSEL ACCEPTABLE TO ACTEL IN ITS DISCRETION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (c) Investment Representation Statement. The Prosys Shareholders (other than any shareholders who are eligible to become Dissenting Shareholders as described in Section 1.5 of this Agreement and who elect not to enter into such an agreement as described herein) shall duly execute and deliver to Actel on or before the Closing Date, an agreement in the form of Exhibit A attached hereto (the "Investment Representation Statement"), setting forth, among other things, certain restrictions upon the transferability of Actel Common Stock in compliance with the Securities Act.

     1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of
Section 368 of the Internal  Revenue  Code of 1986,  as amended (the "Code") and
(ii) be treated for accounting purposes as a purchase of Prosys by Actel.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Actel with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Prosys, the officers and directors of Actel, are hereby fully authorized in the name of Actel, Prosys or otherwise to take all such lawful action.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE TARGET PARTIES

     The Target Parties hereby jointly and severally represent and warrant to Actel, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by Prosys to Actel (the "Disclosure Schedule") and dated as of the date hereof, as follows:

     2.1 Organization of Prosys. Prosys is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Prosys has the corporate power to own its properties and to carry on its business as now being conducted. Prosys is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations (any such effect hereinafter referred to as a "Material Adverse Effect") of Prosys. Prosys has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to counsel for Actel.

     2.2 Prosys Capital Structure.

          (a) Capital Stock. The authorized capital stock of Prosys consists of 5,000,000 shares of authorized Common Stock, of which no shares are issued and outstanding, and 3,000,000 shares of authorized Preferred Stock. All 3,000,000 shares of the authorized Preferred Stock have been designated as Series A Preferred Stock, of which 3,000,000 shares are issued and outstanding. Prosys Series A Preferred Stock is held of record by the persons, with the addresses of record and in the amounts set forth on
     Schedule 2.2(a). All outstanding shares of Prosys Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Prosys or any agreement to which Prosys is a party or by which it is bound.

          (b) Options. Prosys has reserved 2,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 2,000,000 shares are subject to outstanding, unexercised options and no shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Prosys Option the name of the holder of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date, and whether the vesting of such options will be accelerated by the transactions contemplated by this Agreement. Except for Prosys Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Prosys is a party or by which it is bound obligating Prosys to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Prosys Capital Stock. Except for Prosys Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Prosys is a party or by which it is bound obligating Prosys to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Prosys Options and any outstanding warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such notice rights will be terminated at or prior to the Effective Time.

     2.3 Subsidiaries. Prosys does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by Prosys' shareholders, Prosys has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of Prosys' shareholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Common Stock and Preferred Stock, voting together as a single class, and (b) the Preferred Stock voting separately as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Prosys, subject only to the approval of the Merger by Prosys' shareholders. Prosys' Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Prosys and, assuming due execution and delivery by Actel, constitutes the valid and binding obligation of Prosys, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by Prosys' shareholders, the execution and delivery of this Agreement by Prosys does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of Prosys or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Prosys or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to Prosys in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

     2.5 Prosys Financial Statements. Schedule 2.5 sets forth Prosys' audited balance sheet as of December 31, 1999 and the related audited statements of operations and cash flows for the year then ended (the "Audited Financials") and Prosys' unaudited balance sheet as of March 31, 2000 (the "Balance Sheet") and the related unaudited statements of operations and cash flows for the three-month period then ended (together with the Balance Sheet, the "Unaudited Financials") (collectively, the Audited Financials and the Unaudited Financials are referred to as the "Prosys Financials"). Prosys Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Prosys Financials present fairly the financial condition and operating results of Prosys as of the dates and during the periods indicated therein, subject, in the case of the Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. The Unaudited Financials require no notes which do not appear in the Audited Financials.

     2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, Prosys does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of Prosys' business since March 31, 2000, consistent with past practices. Except as disclosed in Schedule 2.6, no customer of Prosys has a right of refund or set off from Prosys which arises other than from the warranty provision of Prosys' standard form of customer agreement, which Prosys has provided to Actel prior to the date hereof.

     2.7 No Changes. Except as set forth in Schedule 2.7, since March 31, 2000, there has not been, occurred or arisen any:

          (a) transaction by Prosys except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of Prosys;

          (c) capital expenditure or commitment by Prosys of $25,000 in any individual case or $75,000 in the aggregate.

          (d) destruction of, damage to or loss of any assets, business or customer of Prosys (whether or not covered by insurance) which resulted or could reasonably be expected to result in losses to Prosys of more than $10,000;

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Prosys;

          (g) revaluation by Prosys of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Prosys, or any direct or indirect redemption, purchase or other acquisition by Prosys of any of its capital stock other than pursuant to the exercise of repurchase rights under stock option agreements;

          (i) increase in the salary or other compensation payable or to become payable by Prosys to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Prosys, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (j) sale, lease, license or other disposition of any of the assets or properties of Prosys, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any material contract, agreement or license to which Prosys is a party or by which it is bound;

          (l) loan by Prosys to any person or entity, incurring by Prosys of any indebtedness, guaranteeing by Prosys of any indebtedness, issuance or sale of any debt securities of Prosys or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of Prosys, including any write-off or other compromise of any account receivable of Prosys;

          (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Prosys or its affairs;

          (o) notice of any claim of ownership by a third party of Prosys' Intellectual Property (as defined in Section 2.11 below) or of infringement by Prosys of any third party's Intellectual Property rights;

          (p) issuance or sale by Prosys of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities other than the grant of stock options to employees or consultants or pursuant to the exercise of employee stock options;

          (q) change in pricing or royalties set or charged by Prosys to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Prosys;

          (r) event or condition of any character that has, or reasonably could be expected to be capable of having, a Material Adverse Effect on Prosys;

          (s) agreement to enter into a strategic alliance or grant of third party royalty rights; or

          (t) agreement by Prosys or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Actel and its representatives regarding the transactions contemplated by this Agreement).

     2.8 Tax and Other Returns and Reports.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

               (i) Prosys as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Prosys or its operations and such Returns will have been completed in accordance with applicable law.

               (ii) Prosys as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) Prosys has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Prosys, nor has Prosys executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of Prosys is presently in progress, nor has Prosys been notified of any request for such an audit or other examination.

               (v) Prosys does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Prosys has no knowledge of any basis for the assertion of any such liability attributable to Prosys, its assets or operations.

               (vi) Prosys has provided to Actel copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Prosys' incorporation.

               (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of Prosys relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

               (viii) None of Prosys' assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Prosys that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (x) Prosys has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Prosys.

               (xi) Prosys is not a party to a tax sharing or allocation agreement nor does Prosys owe any amount under any such agreement.

               (xii) Prosys has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Prosys), (b) no liability for the Taxes of any person (other than Prosys or any of its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

               (xiii) Prosys has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

               (xiv) Prosys is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
          Section 897(c)(2) of the Code.

     2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which Prosys is a party or otherwise binding upon Prosys which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of Prosys, any acquisition of property (tangible or intangible) by Prosys or the conduct of business by Prosys. Without limiting the foregoing, Prosys has not entered into any agreement under which Prosys is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10 Title to Properties; Absence of Liens and Encumbrances.

          (a) Prosys owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by Prosys, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Prosys has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in Prosys Financials or in Schedule 2.10(b).

     2.11 Intellectual Property.

          (a) Prosys owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, mask works, and any applications therefor, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Prosys, including without limitation Prosys' field programmable gate array architecture, as currently conducted or as proposed to be conducted by Prosys (all of the foregoing collectively the "Prosys Intellectual Property Rights").

          (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, mask works, and any applications therefor, included in Prosys Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Prosys Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.
     Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses, side letters and other agreements to which Prosys is a party and pursuant to which Prosys or any other person is authorized to use any Prosys Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of Prosys, and includes the identity of all parties thereto. Except as set forth on Schedules 2.11(a) or 2.11(b), the execution and delivery of this Agreement by Prosys, and the consummation of the transactions contemplated hereby, will neither cause Prosys to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), Prosys is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Prosys Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Prosys Intellectual Property Rights are being used.

          (c) No claims with respect to Prosys Intellectual Property Rights have been asserted or are, to Prosys' knowledge, threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of Prosys infringes on any copyright, patent, trade mark, service mark, mask work, trade secret or other proprietary right, (ii) against the use by Prosys of any trademarks, service marks, trade names, trade secrets, copyrights, patents, mask works, technology, know-how or computer software programs and applications used in Prosys' business as currently conducted or as proposed to be conducted by Prosys, or (iii) challenging the ownership by Prosys, validity or effectiveness of any of Prosys Intellectual Property Rights. All registered trademarks, service marks, mask works and copyrights held by Prosys are valid and subsisting. The business of Prosys as currently conducted or as proposed to be conducted by Prosys has not and does not infringe on any proprietary right of any third party. To Prosys' knowledge, there is no unauthorized use, infringement or misappropriation of any of Prosys Intellectual Property Rights by any third party, including any employee or former employee of Prosys. No Prosys Intellectual Property Right or product of Prosys or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Prosys. Each employee of and consultant to Prosys has executed a proprietary information and confidentiality agreement substantially in Prosys' standard forms.

          (d) Prosys software products and associated documentation that are part of the Prosys Intellectual Property Rights are production-level versions of such software technology; any Prosys software products that are works in process or beta-level software are identified and disclosed as such in Schedule 2.11(d).

     2.12 Agreements, Contracts and Commitments. Except as set forth on Schedule 2.12(a), Prosys does not have, is not a party to nor is it bound by:

               (i) any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, sales compensation plan, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements or agreements to change any such plans whether written or oral,

               (iv) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to Prosys,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi) any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $25,000,

               (viii) any agreement of indemnification or guaranty,

               (ix) any agreement containing any covenant limiting the freedom of Prosys to engage in any line of business or to compete with any person,

               (x) any agreement relating to capital expenditures and involving future payments in excess of $25,000,

               (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Prosys' business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials or services involving $10,000 or more,

               (xiv) any construction contracts,

               (xv) any distribution, joint marketing or development agreement,

               (xvi) any agreement pursuant to which Prosys has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or (xvii) any other agreement that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), Prosys has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b), is not subject to any default thereunder of which Prosys has knowledge by any party obligated to Prosys pursuant thereto.

     2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, to Prosys' knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended) of Prosys (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Prosys furnishes or sells, or proposes to furnish or sell, or
(ii) an economic interest in any entity that purchases from or sells or furnishes to, Prosys, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to Prosys than the terms and conditions that could be obtained in an arms-length relationship.

     2.14 Compliance with Laws. Prosys has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to Prosys' knowledge threatened against Prosys, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, to Prosys' knowledge, there is no investigation pending or threatened against Prosys, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any such pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of Prosys to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Prosys, there is no claim by Prosys pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Prosys is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Prosys has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.17 Minute Books. The minute books of Prosys made available to counsel for Actel are the only minute books of Prosys and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of Prosys.

     2.18 Environmental Matters. Prosys (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval. There are no costs or liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than as disclosed in the Financial Statements.

     2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.19, Prosys has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 sets forth Prosys' current reasonable estimate of all Third Party Expenses (as defined in Section 5.3) expected to be incurred by Prosys in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20 Employee Matters and Benefit Plans.

          (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under common control with Prosys within the meaning of Section 414(b), (c),
          (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "Prosys Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Prosys or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Prosys or any Affiliate has or may have any liability contingent or otherwise;

               (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Prosys or any Affiliate;

               (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between Prosys or any Affiliate and any Employee or consultant;

               (vi) "IRS" shall mean the Internal Revenue Service;

               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Prosys Employee Plan which is an "employee pension benefit plan", within the meaning of
          Section 3(2) of ERISA.

          (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Prosys Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Prosys Employee Plan or Employee Agreement. Prosys does not have any stated plan or commitment to establish any new Prosys Employee Plan or Employee Agreement, to modify any Prosys Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Prosys Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Actel in writing, or as required by this Agreement), or to enter into any Prosys Employee Plan or Employee Agreement.

          (c) Documents. Prosys has provided to Actel (i) correct and complete copies of all documents embodying or relating to each Prosys Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Prosys Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Prosys Employee Plan or related trust; (iv) if Prosys Employee Plan is funded, the most recent annual and periodic accounting of Prosys Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Prosys Employee Plan; (vi) all IRS determination letters and rulings relating to Prosys Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Prosys Employee Plan; (vii) all communications material to any Employee or Employees relating to any Prosys Employee Plan and any proposed Prosys Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to Prosys; and (viii) all registration statements and prospectuses prepared in connection with each Prosys Employee Plan.

          (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d),
     (i) Prosys has performed in all material respects all obligations required to be performed by it under each Prosys Employee Plan and each Prosys Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of
     Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Prosys Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Prosys, threatened or anticipated (other than routine claims for benefits) against any Prosys Employee Plan or against the assets of any Prosys Employee Plan; and (iv) each Prosys Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Prosys, Actel or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Prosys or any affiliates, threatened by the IRS or DOL with respect to any Prosys Employee Plan; and (vi) neither Prosys nor any Affiliate is subject to any penalty or tax with respect to any Prosys Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans. The Prosys does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans. At no time has Prosys contributed to or been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no Prosys Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Prosys has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) Effect of Transaction.

               (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Prosys Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by Prosys or Actel or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of
          Section 280G(b)(1) of the Code.

          (i) Employment Matters. Prosys (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;
     (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages, commissions, bonuses or any other type of compensation or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice) and (v) is not liable for nor has been threatened with any claim for discrimination or sexual harassment.

          (j) Labor. No work stoppage or labor strike against Prosys is pending or, to the best knowledge of Prosys, threatened. Except as set forth in
     Schedule 2.20(j), Prosys is not involved in or, to the knowledge of Prosys, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Prosys. Neither Prosys nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to Prosys. Except as set forth in Schedule 2.20(j), Prosys is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Prosys.

     2.21 Covenants. At the Effective Time, Prosys will have complied with all of its covenants contained in this Agreement, including those covenants contained in Section 4 hereto.

     2.22 Representations Complete. None of the representations or warranties made by Prosys (as modified by Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by Prosys pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of Prosys in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Actel represents and warrants to Prosys as follows:

     3.1 Organization, Standing and Power. Actel is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Actel has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Actel to consummate the transactions contemplated hereby. Actel is not in violation of the provisions of its Articles of Incorporation or Bylaws.

     3.2 Authority. Actel has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Actel. This Agreement has been duly executed and delivered by Actel and, assuming due execution and delivery by Prosys, constitutes the valid and binding obligations of Actel, enforceable in accordance with its terms. The execution and delivery of this Agreement by Actel does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Actel or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Actel or its properties or assets which could reasonably be expected to have a Material Adverse Effect on Actel.

     3.3 Capital Structure.

          (a) The authorized stock of Actel consists of 55,000,000 shares of Common Stock, of which 23,028,365 shares were issued and outstanding as of March 31, 2000, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The  shares of Actel  Common  Stock to be issued  pursuant  to the
     Merger  will  be  duly   authorized,   validly   issued,   fully  paid  and
     non-assessable.

     3.4 SEC Documents; Actel Financial Statements. Actel has furnished or made available to Prosys true and complete copies of Actel's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and Actel's proxy statement in connection with its Annual Meeting of Shareholders to be held on May 19, 2000, and of all other reports or registration statements filed by Actel with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") on or after January 1, 2000, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Actel, including the notes thereto, included in the SEC Documents (the "Actel Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Actel at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Actel accounting policies except as described in the notes to the Actel Financial Statements.

     3.5 No Material Adverse Change. Since the date of the balance sheet included in Actel's most recently filed report on Form 10-Q or Form 10-K, Actel has conducted its business in the ordinary course and there has not occurred:
(a) any material adverse change in the financial condition, liabilities, assets or business of Actel; (b) any amendment or change in the Articles of Incorporation or Bylaws of Actel; or (c) any damage to, destruction or loss of any assets of Actel, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Actel.

     3.6 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Actel has received any notice of assertion against Actel which in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of Prosys. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Prosys agrees (except to the extent that Actel shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Prosys shall promptly notify Actel of any materially negative event related to Prosys or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, Prosys shall not, without the prior written consent of Actel:

          (a) Enter into any commitment or transaction not in the ordinary course of business.

          (b) Transfer to any person or entity any rights to Prosys Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope or any third party royalty rights with respect to any products of Prosys;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Disclosure Schedule;

          (e) Commence any litigation or any dispute resolution process;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Prosys, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) other than pursuant to the exercise of repurchase rights contained in stock option agreements;

          (g) Except for the issuance of shares of Prosys Common Stock upon exercise or conversion of presently outstanding Prosys Options or Prosys Series A Preferred Stock, or the grant of stock options to new employees with Actel's prior approval, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate in any 30-day period;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (k) Incur any indebtedness for borrowed money other than from Actel or guarantee any such indebtedness or issue or sell any debt securities of Prosys or guarantee any debt securities of others;

          (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (m) Subject to the provisions of Section 4.5 below, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of Prosys consistent with past practice (provided that the price per share of any equity participation in Prosys shall be agreed in advance by Actel);

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (o) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Prosys Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to March 31, 2000 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

          (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Enter into or modify any new or existing agreements for the lease or purchase of real property; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent Prosys from performing or cause Prosys not to perform its covenants hereunder.

     4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Prosys will not (nor will Prosys permit any of Prosys' officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Actel and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Prosys or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than Actel, relating to the possible acquisition of Prosys (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Actel, providing for the acquisition of Prosys (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Prosys or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Actel. In addition to the foregoing, if Prosys receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Prosys shall promptly notify Actel thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Actel may reasonably request.

     4.3 Strategic Agreements. Prosys agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time unless it has first consulted with Actel's Vice President of Strategic Marketing.

     4.4 Employee Hiring. As soon as practicable after the date of this Agreement, the Chief Executive Officers of Actel and Prosys (or their representatives) will agree upon the guidelines within which Prosys will proceed with recruitment, compensation and equity participation of new and existing employees. The parties currently contemplate that all employees of Prosys will be offered employment with Actel. All such employees of Prosys will be required to execute Actel's standard forms of offer letters and non-disclosure agreements prior to becoming employees of Actel.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Prosys Shareholder Approval. As promptly as practicable after the execution of this Agreement, Prosys shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws.
Prosys shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to Prosys' shareholders shall be subject to review and approval by Actel and include information regarding Prosys, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of Prosys in favor of the Merger and this Agreement provided, however, that such recommendation need not be included, or may be withdrawn, to the extent that the Board of Directors of Prosys deems it necessary to do so in the exercise of its fiduciary obligations to the holders of Prosys' Capital Stock after being so advised by counsel.

     5.2 Access to Information. Subject to any applicable contractual confidentiality obligations (which Prosys shall use its best efforts to cause to be waived) Prosys shall afford Actel and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as Actel may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses. Prosys agrees that Actel may submit a Claim (as defined in Article VII) for the amount, if any, by which Prosys' Third Party Expenses exceed $25,000.

     5.4 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to Actel, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, Actel and Prosys shall consult with each other before making any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or the transactions contemplated hereby, and no public announcement or press release regarding the subject matter of this Agreement or the transactions contemplated thereby shall be made by any party hereto unless approved by Actel and Prosys prior to release, provided that such approval shall not be unreasonably withheld.

     5.5 Consents. Prosys shall obtain all consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all material rights of, and benefits to, Prosys thereunder.

     5.6 FIRPTA Compliance. On the Closing Date, Prosys shall deliver to Actel a properly executed statement in a form reasonably acceptable to Actel for purposes of satisfying Actel's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Actel shall not be required to agree to any divestiture by Actel or Prosys or any of Actel's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Actel or its subsidiaries or affiliates or Prosys or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.8 Notification of Certain Matters. Prosys shall give prompt notice to Actel, and Actel shall give prompt notice to Prosys, of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which is likely to cause any representation or warranty of Prosys or Actel, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Disclosure Schedule) and (ii) any failure of Prosys or Actel, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9 Tax  Treatment.  Neither  Actel nor Prosys  shall take any action which
reasonably   would  be  expected  to  jeopardize  the  tax-free  nature  of  the reorganization hereunder.

     5.10 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.11 Form S-8. Actel shall file a registration statement on Form S-8 for the shares of Actel Common Stock issuable with respect to assumed Prosys Options as soon as practicable after the Effective Date.

     5.12 Nasdaq Listing. Actel shall authorize for listing on the Nasdaq National Market the shares of Actel Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.13 Blue Sky Laws. Actel shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Actel Common Stock pursuant hereto. Prosys shall use its best efforts to assist Actel as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Actel Common Stock pursuant hereto.

     5.14 Indemnification. Actel shall indemnify the persons who are currently officers and directors of Prosys substantially in accordance with the Bylaws of Prosys as they are currently in effect for action or inaction by such person prior to the Merger.

     5.15 Prosys Options

     Upon the involuntary termination by Actel of the employment of Jung-Cheun Lien, Sheng Feng, Chung Sun, Eddy Haung, Tong Liu, David Xiong, Yaun-chung Hsu, Naihui Liao, Chih-Ping Lin (individually the "Employee") other than for cause, Actel agrees to vest in full all Prosys Options held by such persons which have been assumed by Actel in the Merger. As used herein, "cause" shall mean (i) theft, embezzlement or fraud by the Employee or the Employee's involvement in any other scheme or conspiracy pursuant to which the Company has lost assets to the Employee or to others calculated by the Employee to receive such assets,
(ii) incapacity on the job by reason of the use of alcohol or drugs, (iii) commission of a felony or a crime involving moral turpitude, (iv) gross insubordination, (v) unexplained and continuous absences from work, (vi) substantial breach by the Employee of any of the provisions of this Agreement which is not cured within 30 business days after the Company sends written notice thereof to the Employee specifying the nature of such breach, or (vii) material violation by the Employee of any of the Company's substantive policies and procedures which is not cured within a reasonable period of time given the circumstance of the violation.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of Prosys by the requisite vote under applicable law and Prosys' Articles of Incorporation.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (c) Tax Opinion. Actel shall have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation in form and substance reasonably satisfactory to Actel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     6.2 Additional Conditions to Obligations of Prosys. The obligations of Prosys to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Prosys:

          (a) Representations and Warranties. The representations and warranties of Actel contained in this Agreement shall be true and correct and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which neither have had nor reasonably would be expected to have a Material Adverse Effect on Actel; and Prosys shall have received a certificate to such effect signed on behalf of Actel by a duly authorized officer of Actel.

          (b) Agreements and Covenants. Actel shall have performed or complied (which performance or compliance shall be subject to Actel's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Prosys shall have received a certificate to such effect signed on behalf of Actel by a duly authorized officer of Actel.

          (c) Legal Opinion. Prosys shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Actel, in substantially the form attached hereto as Exhibit B.

          (d) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Actel since March 31, 2000. For purposes of this condition, a reduction in the trading price of Actel's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

     6.3 Additional Conditions to the Obligations of Actel. The obligations of Actel to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Actel:

          (a) Representations and Warranties. The representations and warranties of Prosys contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement (including the Disclosure Schedule) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which neither have had nor reasonably would be expected to have a Material Adverse Effect on Prosys or Actel; and Actel shall have received a certificate to such effect signed on behalf of Prosys by a duly authorized officer of Prosys;

          (b) Agreements and Covenants. Prosys shall have performed or complied (which performance or compliance shall be subject to Prosys' ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Actel shall have received a certificate to such effect signed on behalf of Prosys by a duly authorized officer of Prosys;

          (c) Third Party Consents. Actel shall have been furnished with evidence satisfactory to it that Prosys has obtained the consents, approvals and waivers set forth in Schedule 2.4.

          (d) Legal Opinion. Actel shall have received a legal opinion from Pacific Law Group, legal counsel to Prosys, in substantially the form attached hereto as Exhibit C.

          (e) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of Prosys since March 31, 2000.

          (f) Due Diligence. Actel shall have completed and be satisfied in its discretion with the results of all technical, legal and accounting reviews of Prosys' business and shall have successfully verified data furnished to Actel to Prosys.

          (g) Conversion of Preferred Stock. All shares of the Prosys Series A Preferred Stock shall have converted into Prosys Common Stock in accordance with Prosys' Articles of Incorporation.

          (h) Employment Agreement. Jung-Cheun "Frank" Lien, Sheng Feng and Eddy Huang shall each have executed and delivered to Actel an employment agreement in form and substance acceptable to Actel and all of the employment agreements shall be in full force and effect.

          (i) Dissenters' Rights. No Prosys shareholder shall have exercised, nor shall any such shareholder have any continuing right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                                  ARTICLE VII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1 Survival. All of the representations and warranties of the Target Parties contained in Article II shall survive the Closing (even if Actel knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of sixteen (16) months following the Closing (the "Survival Termination Date"). The covenants and agreements in this Agreement shall survive except to the extent they are specifically limited by their terms.

     7.2 Indemnification Provisions for Benefit of Actel. In the event that the Target Parties breach, or there is any inaccuracy in, any of their representations, warranties, agreements or covenants contained herein, provided that Actel makes a written claim for indemnification in the manner provided for in this Article VII on or prior to the Survival Termination Date, then, subject to Section 7.4 below, the Officers (the "Indemnifying Persons") agree (and the right of all other Prosys Securityholders to receive Earnout Payments shall likewise be wholly subject to and conditional upon the offset provisions of this Article as if they had all similarly contractually agreed), jointly and severally, to indemnify, defend and hold harmless Actel from and against the entirety of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") Actel may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach or inaccuracy.

     7.3 Procedure for Indemnification Claims; Matters Involving Third Parties.

          (a) In the event that Actel makes a claim against the Indemnifying Persons for indemnification under Section 7.2(a) (a "Claim"), it shall notify the Securityholder Representative in writing as to the existence and amount of the Claim and the grounds for the Claim (the "Claim Notice"). If the Indemnifying Persons with respect to such Claim dispute the existence or the amount of such Claim, the Securityholder Representative shall notify Actel in writing (with reasonable specificity) within thirty (30) days following the Securityholder Representative's receipt of the Claim Notice (the "Response Notice"). Upon such an exchange of written notification, the parties will negotiate in good faith for up to thirty (30) days or such other period of time as the parties mutually agree in an effort to resolve their differences with respect to such Claim. Following delivery of a Claim Notice, and during any negotiation period, Actel may, pending resolution of the matter, reduce the portions of the Earnout Payments otherwise payable to the Prosys Securityholders pursuant to Section 1.9 by the amount of the Claim. If no Response Notice is received by Actel within thirty (30) days of the Securityholder Representative's receipt of the Claim Notice, then the Indemnified Party shall be entitled to reduce the portions of the Earnout Payments otherwise payable to the Prosys Securityholders pursuant to Section 1.9 by the amount of the Claim, and no Indemnified Person nor other Securityholder shall have any further right to challenge such reduction. If a Response Notice has been timely sent to Actel but the parties have not resolved their differences with the aforementioned thirty
     (30) day negotiation period, and Actel has reduced an Earnout Payment pursuant to a Claim Notice, and the Indemnifying Persons wish to challenge the amount of such reduction, the Indemnifying Persons may only make such a challenge pursuant to arbitration in accordance with the rules of the American Arbitration Association, and the exclusive venue for any such arbitration shall be in Santa Clara County, California.

          (b) If any third party shall notify Actel with respect to any matter (a "Third Party Claim") which may give rise to a Claim against any Indemnifying Person under this Article VII, Actel shall promptly notify the Securityholder Representative thereof in writing; provided, however, that no delay on the part of Actel in notifying the Securityholder Representative shall relieve any Indemnifying Person or the Prosys
     Securityholders from any obligation hereunder unless (and then solely to the extent) that they are thereby materially prejudiced.

          (c) Actel may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner Actel reasonably may deem appropriate (and Actel need not consult with, or obtain any consent from, the Securityholder Representative or any Indemnifying Person in connection therewith), and the Indemnifying Persons will remain responsible for any Adverse Consequences Actel may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VII. Notwithstanding the foregoing sentence, counsel for any Indemnifying Person shall be permitted to monitor Actel's defense of a Third Party Claim for the purpose of advising the Indemnifying Person of the status and progress of the defense. Any such activity shall be at the sole expense of the Indemnifying Person.

     7.4 Exclusivity of Contractual Remedy. Actel's sole contractual recourse following the Closing for any breach by the Target Parties of any representation, warranty, agreement or covenant contained herein, shall be the recovery of indemnification payments under this Article VII by set-off to the portions of the Earnout Payments payable to the Prosys Securityholders. For the purpose of settlement of an indemnification claim or of calculating the number of shares of Actel Common Stock to be excluded from an Earnout Payment, the value of each share of Actel Common Stock shall be the Value Per Actel Share. This provision shall not in any way limit Actel's recourse for fraud or intentional misrepresentation.

     7.5 Securityholder Representative. The Prosys Securityholders hereby appoint Jung-Cheun "Frank" Lien as their agent and representative (the "Securityholder Representative") for the purposes of: (i) representing, acting for and binding each of them for all purposes of this Agreement, including without limitation, the negotiation of Earnout milestones and payments and the settlement of any controversies or disagreements between Actel and the Prosys Securityholders hereunder; (ii) receiving or giving any notices to or from the Prosys Securityholders hereunder; and (iii) communicating with Actel or Prosys as to any matters relating to this Agreement. In the event Jung-Cheun "Frank" Lien becomes unable, unwilling or unavailable to serve as the Shareholders' Representative, the holders of a majority of the voting power of Prosys immediately prior to Closing shall appoint a successor Securityholder Representative. Actel shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, the Securityholder Representative as being the authorized actions and communications of the Securityholder Representative as approved by the Prosys Securityholders. Each Prosys Shareholder and Officer hereby further agrees that he/she will indemnify and hold harmless the Securityholder Representative for any and all actions taken by the Securityholder Representative under this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual written consent of Prosys and Actel;

          (b) by Actel if (i) the Closing has not occurred within one week of the date of execution and delivery of this Agreement (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available if and to the extent that a willful failure by Actel to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); and by either Actel or Prosys if either (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or
     (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Actel if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Actel's or Prosys' ownership or operation of any portion of the business of Prosys or (ii) compel Actel or Prosys to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of Prosys or Actel; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Actel or would reasonably be expected to have a Material Adverse Effect on Actel's ability to realize the benefits expected from the Merger.

          (d) by Actel if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Prosys and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Prosys within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Prosys continues to exercise such reasonable best efforts Actel may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by Prosys if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Actel and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Actel within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Actel continues to exercise such reasonable best efforts Prosys may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Actel or Prosys, or their respective officers, directors or shareholders under this Agreement, except to the extent that such termination results from the willful and intentional breach by any party hereto of any of its representations, warranties, or covenants set forth in this Agreement, in which case the non-breaching party shall be entitled to receive from the breaching party all of its Third Party Expenses and any expenses incurred in connection with any dispute arising from such willful breach. Notwithstanding the foregoing, the provisions of Section 5.3 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of Prosys approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that Actel may in its sole discretion amend this Agreement to provide for the formation of a newly formed subsidiary and to consummate the merger contemplated hereby through the merger of that subsidiary into Prosys.

     8.4 Extension; Waiver. At any time prior to the Effective Time, Actel, on the one hand, and Prosys, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of a nationally recognized overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

                    (a)    if to Actel, to:

                           Actel Corporation
                           955 E. Arques Avenue
                           Sunnyvale, CA  94086
                           Attn: David L. Van De Hey
                           Telephone No.: (408) 739-1010
                           Facsimile No.: (408) 739-1540
                           Email: vandehey@actel.com

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attn:  Henry P. Massey Jr., Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811
                           Email: hmassey@wsgr.com

                    (b)    if to Prosys, to:

                           Prosys Technology, Inc.
                           2372 Qume Drive, Suite A
                           San Jose, CA 95131
                           Attn: Frank Lien
                           Telephone No.: (408) 894-7076
                           Facsimile No.: (408) 894-0990
                           Email: frank@prosystec.com

                           with a copy to:

                           Pacific Law Group
                           2 North Second Street, Suite 290
                           San Jose, CA  95113
                           Attn: C.P. Chang
                           Telephone No.: (408) 288-8585
                           Facsimile No.: (408) 288-8386
                           Email: cpc@paclaw.com

                    (c)    if to the Securityholder Representative:

                           Frank Lien
                           c/o Prosys Technology, Inc.
                           2372 Qume Drive, Suite A
                           San Jose, CA 95131
                           Attn: Frank Lien
                           Telephone No.: (408) 894-7076
                           Facsimile No.: (408) 894-0990
                           Email: frank@prosystec.com

     9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Actel may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Actel, Prosys and the Officers (solely as to Articles II, VII, VIII and IX) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


ACTEL CORPORATION                         PROSYS TECHNOLOGY, INC.



By .....................................  By ...................................
   John C. East                              Jung-Cheun "Frank" Lien
   President and Chief Executive             President and Chief Executive
      Officer                                   Officer







OFFICERS:



 ........................................
Jung-Cheun "Frank" Lien



 ........................................
Sheng "Jason" Feng



 ........................................
Chung Sun



 ........................................
Eddy Huang



 ........................................
Nan Horng Yeh

            [Signature Page for Agreement and Plan of Reorganization]

     IN WITNESS WHEREOF,  each of the Prosys Shareholders  (solely as to Section
7.5 of this Agreement) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


Leading Enterprises Limited



By:  ........................................
     Name:
     Title:


Koppel Limited



By:  ........................................
     Name:
     Title:


Tai Yuen Venture Capital



By:  ........................................
     Name:
     Title:














            [Signature Page for Agreement and Plan of Reorganization]